EXHIBIT C-1
Application to the Virginia State Corporation Commission

JOINT PETITION AND APPLICATION OF              )
)
DUKE ENERGY CORPORATION, )
DUKE ENERGY GAS TRANSMISSION, LLC, )
                                                                                )
and)

CASE NO. PUE-2005-______)

AGL RESOURCES INC., )
NUI CORPORATION, )
VIRGINIA GAS COMPANY,)
VIRGINIA GAS PIPELINE COMPANY, )
VIRGINIA GAS STORAGE COMPANY )
)
For approval of an affiliates agreement under )
Chapter 4 of Title 56 of the Code of Virginia and )
for approval of change of control under  )
Chapter 5 of Title 56 of the Code of Virginia, )
and for such other relief as may be necessary )
under the law )

JOINT PETITION AND APPLICATION

Duke Energy Corporation ("Duke Energy"), Duke Energy Gas Transmission, LLC ("DEGT" or "the Buyer") and AGL Resources Inc. ("AGLR"), NUI Corporation ("NUI") and Virginia Gas Company ("VGC" or "the Seller") (Duke Energy, DEGT, AGLR, NUI, and VGC collectively are "the Petitioners" or "Parties") hereby request approval under Chapter 5 of Title 56 of the Code of Virginia (§ 56-88 et seq.) for a transaction under which DEGT will acquire control of Virginia Gas Pipeline Company ("VG Pipeline") and Virginia Gas Storage Company ("VG Storage"). In addition, VGC, VG Pipeline, and VG Storage request approval for an affiliates transaction under Chapter 4 of Title 56 of the Code of Virginia (§ 56-76 et seq.) in order to effectuate the sale of certain assets. A completed Chapter 4 Transaction Summary in support of this Joint Petition is contained in Exhibit 1, and a completed Chapter 5 Transaction Summary in support of this Joint Petition is contained in Exhibit 3. The Petitioners respectfully state as follows:

INTRODUCTION

1.  On October 29, 2004, in Case No. PUE-2004-00097, the Commission granted its approval of a Plan of Merger under which NUI and its subsidiaries, VGC, VG Pipeline, VG Storage, Virginia Gas Distribution Company ("VG Distribution"), and NUI Saltville Storage Inc. ("NUISS") were acquired by AGLR ("Merger Order").
2.  Subject to certain regulatory approvals and other conditions, the Buyer and Sellers have entered into a Purchase and Sale Agreement ("the Agreement") pursuant to which DEGT will purchase from VGC all of the issued and outstanding shares of capital stock of VG Storage and VG Pipeline, and Duke Energy Saltville Gas Storage, L.L.C. will purchase NUISS' 50% interest in Saltville Gas Storage Company LLC ("SGS") ("the Transaction"). Currently, NUISS and Duke Member each hold a 50% interest in SGS1.

1 The Federal Energy Regulatory Commission ("FERC") has exercised exclusive jurisdiction over SGS. In addition, SGS is in the process of canceling its certificates in Virginia. This is pending before this Commission as PUE-2005-00021. Therefore, the Parties do not believe that Commission approval is required for Duke Member's acquisition of NUISS' interest in SGS..

The Agreement is being filed with this Application under seal. In conjunction with and prior to consummation of the Transaction, VGC will assign and transfer certain assets to VG Pipeline and VG Storage for which they are requesting approval under Chapter 4 of Title 56 of the Code of Virginia. The specific assets to be transferred are described further below. A copy of the Assignment is attached to this Petition as Exhibit 2. The Transaction will neither jeopardize nor impair VG Pipeline's and VG Storage's provision of adequate service to the public at just and reasonable rates. DEGT will make the commitment needed for the continued successful operation of VG Pipeline and VG Storage.

THE PARTIES

3.  DEGT, the Buyer, is an indirect wholly-owned subsidiary of Duke Energy. DEGT is a limited liability company organized in Delaware. DEGT's business focuses on the transportation of natural gas from North America's major supply areas to markets in the northeastern and southeastern United States and Canada. In addition to its transmission assets, DEGT stores natural gas, distributes natural gas to customers in Ontario, Canada, and gathers and processes natural gas for customers in western Canada. DEGT's corporate address and phone number are:
Duke Energy Gas Transmission, LLC
5400 Westheimer Court
Houston, Texas 77056
(713) 627-5400

4.  Duke Energy is a diversified energy company with a portfolio of natural gas and electric businesses, both regulated and non-regulated, and an affiliated real estate company. It supplies, delivers, and processes energy for customers in North America and selected international markets. Duke Energy is incorporated in North Carolina. Its corporate address and phone number are:
Duke Energy Corporation
526 South Church Street
Charlotte, North Carolina 28202
704-594-6200

Duke Energy's most recent Annual Report is attached to this Joint Petition as Exhibit 4, and its financial statements for the past 5 years as of December, 2004 are attached as Exhibit 5.
5.  AGLR is a Georgia general business corporation and a registered holding company subject to regulation by the Securities and Exchange Commission pursuant to the Public Utility Holding Company Act of 1935, as amended (the "PUHCA Act"). AGLR is a publicly traded company and its common stock trades on the New York Stock Exchange (NYSE: ATG). AGLR's corporate address and telephone number are:
AGL Resources Inc.
Ten Peachtree Place, NW
Atlanta, GA 30309
(404) 584-4000

A copy of AGLR’s 2004 Annual Report to Shareholders is attached to this Joint Petition as Exhibit 6.
6.  NUI is a diversified energy company headquartered in Bedminster, New Jersey. NUI is primarily engaged in the sale and distribution of natural gas through its subsidiary local utility companies.  NUI is a holding company, but it is exempt from registration under the PUHCA Act. NUI’s corporate address and telephone number are:
NUI Corporation
550 Route 202-206
P.O. Box 760
Bedminster, NJ 07921
(908) 781-0500
As noted above, NUI is a wholly-owned subsidiary of AGLR.
7.  VGC, the Seller, is a holding company for utility and non-utility businesses. VGC’s three wholly-owned subsidiaries, namely, VG Distribution, VG Pipeline, and VG Storage, are regulated by the Commission. VG Distribution provides natural gas distribution services to approximately 300 customers in franchised territories located in southwestern Virginia. VG Pipeline operates a high-deliverability underground natural gas storage field located in Saltville, Virginia, and provides intrastate transportation services from its P-25 pipeline system located in southwestern Virginia. VG Storage operates the Early Grove Storage Field located in Washington and Scott counties of Virginia. The unaudited financials for VG Pipeline and VG Storage, as of December, 2004 are attached to this Application as Exhibit 7. VGC's corporate address and phone number are:
Virginia Gas Company
1096 Ole Berry Way
Abingdon, Virginia 24210
(276) 619-5239

As noted above, as a result of the merger between NUI and AGLR, VGC is part of the AGLR corporate family.
COUNSEL
8.  The names, addresses, and telephone numbers of counsel representing the Petitioners are:
Local counsel for all parties:
Edward L. Flippen
Anne K. Dailey
McGuireWoods LLP
901 East Cary Street
Richmond, VA 23219
(804) 775-4380 (telephone)
(804) 698-2019 (facsimile)
eflippen@mcguirewoods.com
adailey@mcguirewoods.com

As to Duke Energy and its subsidiaries:
Christine M. Pallenik
Duke Energy Gas Transmission, LLC
P.O. Box 1642
Houston, TX 77251-1642
(713) 627-5241 (telephone)
(713) 989-3190 (facsimile)
cmpallenik@duke-energy.com

As to AGLR and its subsidiaries:

Shannon Omia Pierce
AGL Resources Inc.
Ten Peachtree Place, NW, 15th Floor
Atlanta GA 30309
(404) 584-3394 (telephone)
(404) 584-3714 (facsimile)
spierce@aglresources.com

AFFILIATES AGREEMENT

9.  VGC, VG Pipeline and VG Storage request approval from the Commission pursuant to Va. Code § 56-77 (A) for VGC to assign and transfer to VG Pipeline the VG Pipeline Assets and to VG Storage the VG Storage Assets, all as defined in the Agreement. The assignment and transfer is in the public interest as it will allow each company to continue its operations, and will provide for a seamless transition once the Transaction is consummated.
10.  Pursuant to the terms of the Assignment (which is attached to this petition as Exhibit 2), VGC will assign and transfer its rights in certain assets including (but not limited to): title to land in Saltville, Virginia, a lease agreement for a proposed P-24 pipeline meter site in Buchanan, Virginia, approximately 53 right-of-way agreements related to a proposed P-24 pipeline, and the P-25 Segment 5 easements and fee properties to VG Pipeline; and portions of other assets to VG Storage. A complete list of the assets to be transferred and to which party they will be transferred is attached as Schedule V to the Agreement.
11.  The transfer of the assets to each of VG Pipeline and VG Storage is a condition precedent and is necessary to effectuate the Agreement.
THE TRANSACTION
12.  Pursuant to the Agreement, DEGT has agreed to acquire all of the issued and outstanding stock of VG Pipeline and VG Storage from VGC. At the consummation of the Transaction, VG Pipeline and VG Storage will become wholly-owned subsidiaries of DEGT. The total purchase price is listed in the Agreement, and will be adjusted per Section 2.2 of the Agreement.
13.  The Transaction is subject to customary closing conditions, including the receipt of all necessary regulatory approvals from the Commission.
14.  The Agreement may be terminated by either party if the closing has not occurred by the close of business on December 31, 2005, provided that this date shall be extended to accommodate certain cure periods specified in the Agreement. The Agreement is subject to other customary termination rights.
15.  The Transaction will not impair or jeopardize adequate service at just and reasonable rates to VG Pipeline's or VG Storage's customers. VG Pipeline and VG Storage will continue to abide by their Commission-approved tariffs and fully honor their obligations to customers and to all regulatory authorities. The Transaction will not impair or in any way diminish the financial, technical, or managerial fitness of VG Pipeline or VG Storage to provide continuous and adequate natural gas service to their Virginia customers. These entities will become valued members of the Duke Energy corporate family, which has a demonstrated record of providing safe, efficient, and reliable natural gas service and which has the financial resources, operational experience, and commitment needed for VG Pipeline and VG Storage to continue to provide adequate service at just and reasonable rates.
16.  DEGT has a reputation as a leader in the natural gas storage and transmission industry. DEGT has more than 60 years experience in designing, planning, constructing, operating, and maintaining natural gas transmission and storage systems. DEGT's natural gas operations include more than 17,500 miles of interstate transmission pipeline. Further, DEGT's acquisition of VG Storage will also add to its significant depleted reservoir and salt dome natural gas storage capabilities, with approximately 250 Bcf of storage capacity in the United States and Canada. DEGT's emphasis is on providing superior customer service through the safe and reliable transmission of natural gas.
DEGT is committed to improving the facilities at VG Pipeline and VG Storage, which, as described in paragraph 7 above, include a salt cavern and related facilities, a 77-mile-long, 8" diameter natural gas pipeline known as the P-25 line, and the Early Grove Storage Field. As natural gas supply remains tight and in anticipation of coming volumes of liquefied natural gas ("LNG"), this high deliverability storage will play an important role in managing natural gas price volatility and meeting peak winter demand. Further, the Transaction will allow DEGT to build upon its East Tennessee Natural Gas ("ETNG") system, providing shippers with more supply alternatives and greater transportation flexibility. Upon consummation of the Transaction, DEGT looks to maximize the value of its acquisition and expand capacity as necessary to provide cost-effective services to its customers.
17.  Neither VG Pipeline nor VG Storage has any employees. Many of VGC's employees are being offered employment with DEGT to provide continuity and a seamless transition into DEGT.
18.  In the Merger Order, the Commission imposed certain conditions on its approval of AGLR's acquisition of NUI, VGC, VG Pipeline, VG Storage, VG Distribution, and NUISS. Several of these conditions were applicable only to the transaction between AGLR and NUI, and should not be applicable to DEGT. These include, for example: the requirement that AGLR represent to the Commission and the Securities and Exchange Commission ("SEC") that AGLR bears full risk of a preemptive action by the SEC; the deferral of treatment of NUI's pension asset as a regulatory asset until the next rate case; and the requirement that AGLR and NUI notify the Commission of any changes in their tax election for the Merger Agreement. In addition, DEGT respectfully requests that the Commission not condition its approval of the current Transaction upon the following:
a) That VG Pipeline or VG Storage provide the Commission with semi-annual written reports regarding any structural or organizational changes; and

b) That VG Pipeline and VG Storage continue to identify any cost savings resulting from the merger of NUI and AGLR, including merger-related costs, merger-related savings, and merger-related cost of service changes.

Finally, DEGT is prepared to accept a condition requiring them to seek approval for any subsequent affiliate financing or service arrangements by VG Pipeline or VG Storage, as such separate approval is required by statute.
19.  The timely closing of this Transaction is dependent upon approval of the Transaction by the Commission, and DEGT seeks Chapter 5 approval, and any other approvals necessary to effectuate the transaction, on or before July 1, 2005.
WHEREFORE, AGLR, NUI, VGC, VG Pipeline, and VG Storage respectfully request this Commission to approve the assignment and transfer to VG Pipeline the VG Pipeline Assets and to VG Storage the VG Storage Assets, under Chapter 4 of Title 56 of the Code of Virginia. Duke Energy, DEGT, AGLR, NUI, and VGC respectfully request that the Commission (i) approve their Joint Petition and Application and grant all approvals that are required under Chapter 5 of Title 56 of the Code of Virginia and regulations thereunder for the Transaction, and (ii) grant other approvals as necessary to effectuate the Transaction. DEGT respectfully requests that the Commission not condition its approval of the Transaction on the conditions recited in paragraph 19 above, and that the Commission issue its Order on or before July 1, 2005.

Respectfully submitted,

DUKE ENERGY CORPORATION
DUKE ENERGY GAS TRANSMISSION LLC

AGL RESOURCES INC.
NUI CORPORATION
VIRGINIA GAS COMPANY
VIRGINIA GAS PIPELINE COMPANY
VIRGINIA GAS STORAGE COMPANY

By /s/ Edward L. Flippen
Counsel
Edward L. Flippen
Anne K. Dailey
McGuireWoods LLP
901 East Cary Street
Richmond, VA 23219
(804) 775-4380
(804) 698-2019 (fax)
eflippen@mcguirewoods.com
adailey@mcguirewoods.com

Christine M. Pallenik
Duke Energy Gas Transmission, LLC
P.O. Box 1642
Houston, TX 77251-1642
(713) 627-5241 (telephone)
(713) 989-3190 (facsimile)
cmpallenik@duke-energy.com

Shannon Omia Pierce
AGL Resources Inc.
Ten Peachtree Place, NW, 15th Floor
Atlanta GA 30309
(404) 584-3394 (telephone)
(404) 584-3714 (facsimile)
spierce@aglresources.com

VERIFICATION

I, Fred J. Fowler, President and Chief Operating Officer of Duke Energy Corporation do solemnly swear that the facts stated in the foregoing petition and all appendices incorporated by reference, insofar as they relate to Duke Energy Corporation and its subsidiaries, are to the best of my knowledge and belief, true and correct and that said statements of fact constitute a complete statement of the matters to which they relate.

Subscribed and sworn to before me this 5 day of May 2005.

Fred J. Fowler
President and Chief Operating Officer

Deborah K. Bolan
Notary Public

My commission expires: 10-29-07

DEBORAH K. BOLAN
NOTARY
PUBLIC
MECKLENBURG COUNTY, NC

VERIFICATION

I, Rodney E. Gerik, Secretary of Duke Energy Gas Transmission, LLC do solemnly swear that the facts stated in the foregoing petition and all appendices incorporated by reference, insofar as they relate to Duke Energy Gas Transmission, LLC, are to the best of my knowledge and belief, true and correct and that said statements of fact constitute a complete statement of the matters to which they relate.

Rodney E. Gerik
Secretary

Subscribed and sworn to before me this 11th day of May 2005.

Cloyresta Larson
Notary Public

CLOYRESTA LARSON
Notary Public, State of Texas
My Commission Expires
August 16, 2008

My commission expires: 8-16-2008

VERIFICATION

I, Paul R. Shlanta, Senior Vice President and General Counsel of AGL Resources Inc. do solemnly swear that the facts stated in the foregoing petition and all appendices incorporated by reference, insofar as they relate to AGL Resources Inc. and its subsidiaries, are to the best of my knowledge and belief, true and correct and that said statements of fact constitute a complete statement of the matters to which they relate.

Paul R. Shlanta

Subscribed and sworn to before me this 10th day of May 2005.

Notary Public Adrienne E. Scandrett

My commission expires: Notary Public, DeKalb County, Georgia
My Commission Expires Nov. 12 2005

VERIFICATION

I, Pamela J. Anthony, Assistant Corporate Secretary of AGL Resources Inc. do solemnly swear that the facts stated in the foregoing petition and all appendices incorporated by reference, insofar as they relate to AGL Resources Inc. and its subsidiaries, are to the best of my knowledge and belief, true and correct and that said statements of fact constitute a complete statement of the matters to which they relate.

[signature]

Subscribed and sworn to before me this 10th day of May 2005.

Notary Public [signature]

My commission expires: Notary Public, DeKalb County, Georgia My Commission Expires Nov. 12 200[illegible]

VERIFICATION

I, Paul R. Shlanta, Senior Vice President and General Counsel of NUI Corporation do solemnly swear that the facts stated in the foregoing petition and all appendices incorporated by reference, insofar as they relate to NUI Corporation and its subsidiaries, are to the best of my knowledge and belief, true and correct and that said statements of fact constitute a complete statement of the matters to which they relate.

Paul R. Shlanta

Subscribed and sworn to before me this 10th day of May 2005.

Notary Public Adrienne L. Scandrett

My commission expires: Notary Public, DeKalb County, Georgia
My Commission Expires Nov. 12 2005

<u>**VERIFICATION**</u>

I, Pamela J. Anthony, Assistant Corporate Secretary of NUI Corporation do solemnly swear that the facts stated in the foregoing petition and all appendices incorporated by reference, insofar as they relate to NUI Corporation and its subsidiaries, are to the best of my knowledge and belief, true and correct and that said statements of fact constitute a complete statement of the matters to which they relate.

P J Anthony

Subscribed and sworn to before me this 10th day of May 2005.

Notary Public Adrienne L. Scarditt

My commission expires: Notary Public, DeKalb County, Georgia
My Commission Expires Nov. 12 2005

VERIFICATION

I, Paul R. Shlanta, Senior Vice President and General Counsel of Virginia Gas Company do solemnly swear that the facts stated in the foregoing petition and all appendices incorporated by reference, insofar as they relate to Virginia Gas Company and its subsidiaries, are to the best of my knowledge and belief, true and correct and that said statements of fact constitute a complete statement of the matters to which they relate.

Paul R. Shlanta

Subscribed and sworn to before me this 10th day of May 2005.

Notary Public Adrienne E. Scandrett

My commission expires: Notary Public, DeKalb County, Georgia My Commission Expires Nov. 12 2006

VERIFICATION

I, Pamela J. Anthony, Assistant Corporate Secretary of Virginia Gas Company do solemnly swear that the facts stated in the foregoing petition and all appendices incorporated by reference, insofar as they relate to Virginia Gas Company and its subsidiaries, are to the best of my knowledge and belief, true and correct and that said statements of fact constitute a complete statement of the matters to which they relate.

[signature] P J Anthony

Subscribed and sworn to before me this 10th day of May 2005.

Notary Public [signature] Adrienne L. Scandrett

My commission expires: Notary Public, DeKalb County, Georgia My Commission Expires Nov. 12 2005

VERIFICATION

I, Pamela J. Anthony, Assistant Corporate Secretary of Virginia Gas Pipeline Company do solemnly swear that the facts stated in the foregoing petition and all appendices incorporated by reference, insofar as they relate to Virginia Gas Pipeline Company, are to the best of my knowledge and belief, true and correct and that said statements of fact constitute a complete statement of the matters to which they relate.

Subscribed and sworn to before me this 10th day of May 2005.

Notary Public

My commission expires: Notary Public, DeKalb County, Georgia
My Commission Expires Nov. 12 200[illegible]

VERIFICATION

I, Paul R. Shlanta, Senior Vice President and General Counsel of Virginia Gas Pipeline Company do solemnly swear that the facts stated in the foregoing petition and all appendices incorporated by reference, insofar as they relate to Virginia Gas Pipeline Company, are to the best of my knowledge and belief, true and correct and that said statements of fact constitute a complete statement of the matters to which they relate.

[signature]

Subscribed and sworn to before me this 10th day of May 2005.

Notary Public [signature]

My commission expires: Notary Public, DeKalb County, Georgia
My Commission Expires Nov. 12 2005

VERIFICATION

I, Paul R. Shlanta, Senior Vice President and General Counsel of Virginia Gas Storage Company do solemnly swear that the facts stated in the foregoing petition and all appendices incorporated by reference, insofar as they relate to Virginia Gas Storage Company, are to the best of my knowledge and belief, true and correct and that said statements of fact constitute a complete statement of the matters to which they relate.

Subscribed and sworn to before me this 10th day of May 2005.

Notary Public

My commission expires: Notary Public, DeKalb County, Georgia My Commission Expires Nov. 12 2005

VERIFICATION

I, Pamela J. Anthony, Assistant Corporate Secretary of Virginia Gas Storage Company do solemnly swear that the facts stated in the foregoing petition and all appendices incorporated by reference, insofar as they relate to Virginia Gas Storage Company, are to the best of my knowledge and belief, true and correct and that said statements of fact constitute a complete statement of the matters to which they relate.

PJ Anthony
____

Subscribed and sworn to before me this 10th day of May 2005.

Notary Public Adrienne L. Scandrett

My commission expires: Notary Public, DeKalb County, Georgia My Commission Expires Nov. 12 2006

JOINT PETITION AND APPLICATION OF )
)
DUKE ENERGY CORPORATION, )
DUKE ENERGY GAS TRANSMISSION, LLC, )
DUKE ENERGY SALTVILLE )
GAS STORAGE LLC )
)
and )

CASE NO. PUE-2005-______
)
AGL RESOURCES INC., )
NUI CORPORATION, )
VIRGINIA GAS COMPANY, )
NUI SALTVILLE GAS STORAGE INC., )
VIRGINIA GAS PIPELINE COMPANY, )
VIRGINIA GAS STORAGE COMPANY, )
SALTVILLE GAS STORAGE  )
COMPANY LLC )
For approval of an affiliates agreement under )
Chapter 4 of Title 56 of the Code of Virginia and )
for approval of change of control under )
Chapter 5 of Title 56 of the Code of Virginia, )
and for such other relief as may be necessary )
under the law)

ERRATA SHEET

Duke Energy Corporation ("Duke Energy"), Duke Energy Gas Transmission LLC ("DEGT"), Duke Energy Saltville Gas Storage, LLC ("Duke Member"), AGL Resources, Inc. ("AGLR"), NUI Corporation ("NUI"), Virginia Gas Company ("VGC"), NUI Saltville Storage Company Inc. ("NUISS"), Virginia Gas Pipeline Company ("VG Pipeline"), Virginia Gas Storage Company ("VG Storage"), and Saltville Gas Storage Company LLC ("SGS") (collectively, "the Parties" or "Petitioners") by counsel, hereby modify their Joint Petition and Application dated May 12, 1005. The Petitioners state as follows:

1.  On May 12, 2005, Duke, DEGT, AGLR, NUI, VGC, VG Pipeline, and VG Storage filed with the Commission a Joint Petition and Application requesting approval under Chapter 5 of Title 56 of the Code of Virginia for DEGT to acquire VG Pipeline and VG Storage ("the Transaction"). VGC, VG Pipeline, and VG Storage also requested approval under Chapter 4 of Title 56 for VGC to transfer certain assets to VG Pipeline and VG Storage in order to effectuate the Purchase and Sale Agreement.
2.  Included in the Transaction, but not parties to the Joint Petition and Application as filed, are Duke Member, NUISS, and SGS. Currently, NUISS and Duke Member each hold a 50% interest in SGS; as part of the Transaction, Duke Member will acquire NUISS' 50% interest and SGS will become an indirect, wholly-owned subsidiary of Duke Energy. As with VG Pipeline and VG Storage, VGC will transfer certain assets to SGS prior to consummation of the Transaction in order to effectuate the Purchase and Sale Agreement.
3.  The Federal Energy Regulatory Commission ("FERC") has exercised exclusive jurisdiction over SGS. In addition, SGS is in the process of requesting cancellation its certificate in Virginia, in Case No. PUE-2005-00021. However, given that the Commission has not yet approved the cancellation of the certificate, the Parties do not want to unnecessarily delay the Commission's approval of the Transaction, which is a required condition before the Parties can close.
4.  The Parties hereby modify their original Joint Petition and Application, and to add Duke Member, NUISS, and SGS as Petitioners. As an addendum to the Joint Petition and Application, the current Paragraph 19 should be deleted, and the following paragraphs should be inserted as Paragraphs 19 and 20:
19. Duke Member, NUISS, and SGS also join this Joint Application and Petition as Petitioners. Duke Member's corporate address is:

Duke Energy Saltville Gas Storage, LLC
5400 Westheimer Court
Houston, Texas 77056
(713) 627-5400

NUISS' corporate address is:

NUI Saltville Storage, Inc.
550 Route 202-206
Post Office Box 760
Bedminster, NJ  07921-0760

SGS' corporate address is:

Saltville Gas Storage Company LLC
1096 Ole Berry Drive
Abingdon, VA 24210

In the event that the Commission has not cancelled SGS' Virginia certificate prior to closing, Duke Member and NUISS request approval under Chapter 5 of Title 56 of the Code of Virginia for Duke Member to acquire NUISS' 50% interest in SGS. Similarly, VGC and SGS request approval under Chapter 4 of Title 56 for VGC to transfer certain assets to SGS, including (but not limited to): Commonwealth of Virginia Department of Mines, Minerals, and Energy Division of Mining Mineral Permit/License No. 90421-AA; Commonwealth of Virginia, Department of Agriculture and Consumer Services, Division of Animal and Food Industry Services, Office of Dairy and Foods Certificate of Free Sale (Salt Food Grade Certification); and portions of other VGC assets. As noted in Paragraph 10, above, a complete list of the assets to be transferred and to which party they will be transferred is contained in Schedule V to the Agreement.

20. The timely closing of this transaction is dependent upon approval of the Transaction by the Commission, and DEGT and Duke Member seek Chapter 5 approval, and any other approvals necessary to effectuate the Transaction, on or before July 1, 2005.

The remainder of the Joint Petition and Application remains intact and unchanged, save for the addition of verifications from Duke Member, NUISS, and SGS, which are attached to this Errata Sheet as Exhibit 1.

Respectfully submitted,

DUKE ENERGY CORPORATION
DUKE ENERGY GAS TRANSMISSION LLC
DUKE ENERGY SALTVILLE
GAS STORAGE LLC

AGL RESOURCES INC.
NUI CORPORATION
VIRGINIA GAS COMPANY
VIRGINIA GAS PIPELINE COMPANY
VIRGINIA GAS STORAGE COMPANY
NUI SALTVILLE STORAGE INC.
SALTVILLE GAS STORAGE INC.

By __________________________________
Counsel

Christine M. Pallenik
Duke Energy Gas Transmission
P.O. Box 1642
Houston, TX 77251-1642
(713) 627-5241 (telephone)
(713) 989-3190 (facsimile)
cmpallenik@duke-energy.com

Shannon Omia Pierce
AGL Resources Inc.
Ten Peachtree Place, NW, 15th Floor
Atlanta GA 30309
(404) 584-3394 (telephone)
(404) 584-3714 (facsimile)
spierce@aglresources.com

Dated May 18, 2005

VERIFICATION

I, Pamela J. Anthony, Assistant Corporate Secretary of Saltville Gas Storage Company LLC do solemnly swear that the facts stated in the Joint Petition and Application filed May 12, 2005, by the Petitioners and all appendices incorporated by reference, and the foregoing Errata Sheet, insofar as they relate to Saltville Gas Storage Company LLC, are to the best of my knowledge and belief, true and correct and that said statements of fact constitute a complete statement of the matters to which they relate.

PJ Anthony

Subscribed and sworn to before me on this 17th day of May 2005.

Notary Public Connie C. Harris

My commission expires: Notary Public, Rockdale County, Georgia
My Commission Expires March 17, 2006

VERIFICATION

I, Pamela J. Anthony, Assistant Corporate Secretary of NUI Saltville Gas Storage Inc. do solemnly swear that the facts stated in the Joint Petition and Application filed May 12, 2005, by the Petitioners and all appendices incorporated by reference, and the foregoing Errata Sheet insofar as they relate to NUI Saltville Gas Storage Inc, are to the best of my knowledge and belief, true and correct and that said statements of fact constitute a complete statement of the matters to which they relate.

PJ Anthony

Subscribed and sworn to before me on this 17th day of May 2005.

Notary Public Connie C. Harris

My commission expires: Notary Public, Rockdale County, Georgia
My Commission Expires March 17, 2006

VERIFICATION

I, Paul R. Shlanta, Senior Vice President and General Counsel of NUI Saltville Gas Storage Inc. do solemnly swear that the facts stated in the Joint Petition and Application filed May 12, 2005, by the Petitioners and all appendices incorporated by reference, and the foregoing Errata Sheet, insofar as they relate to NUI Saltville Gas Storage Inc, are to the best of my knowledge and belief, true and correct and that said statements of fact constitute a complete statement of the matters to which they relate.

Paul R. Shlanta

Subscribed and sworn to before me on this 17th day of May 2005.

Notary Public Connie C. Harris

My commission expires: Notary Public, Rockdale County, Georgia
My Commission Expires March 17, 2006

VERIFICATION

I, Paul R. Shlanta, Senior Vice President and General Counsel of Saltville Gas Storage Company LLC do solemnly swear that the facts stated in the Joint Petition and Application filed May 12, 2005, by the Petitioners and all appendices incorporated by reference, and the foregoing Errata Sheet, insofar as they relate to Saltville Gas Storage Company LLC, are to the best of my knowledge and belief, true and correct and that said statements of fact constitute a complete statement of the matters to which they relate.

Subscribed and sworn to before me on this 17th day of May 2005.

Notary Public

My commission expires: Notary Public, Rockdale County, Georgia
My Commission Expires March 17, 2006